Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post–Effective Amendment to Registration Statement No. 002-93601 on Form N–1A of our reports dated September 16, 2024, relating to the financial statements and financial highlights of Fidelity Real Estate Income Fund, Fidelity OTC K6 Portfolio, Fidelity Series Small Cap Opportunities Fund, and Fidelity Series Real Estate Income Fund and our reports dated September 16, 2024, relating to the consolidated financial statements and consolidated financial highlights of Fidelity OTC Portfolio, Fidelity Blue Chip Growth Fund, Fidelity Series Blue Chip Growth Fund, and Fidelity Blue Chip Growth K6 Fund, each a fund of Fidelity Securities Fund, appearing in the Annual Reports on Form N-CSR of Fidelity Securities Fund for the year ended July 31, 2024, and to the references to us under the headings “Financial Highlights” or “Consolidated Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” or “Independent Registered Public Accounting Firms” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

September 19, 2024